EXHIBIT 99.1

SLR Investment Corp. Announces Quarter and Year Ended December 31, 2023 Financial Results

Net Investment Income of $0.44 Per Share for Q4 2023;

Declared Quarterly Distribution of $0.41 Per Share;

Stable NAV and Strong Portfolio Credit Quality

NEW YORK, Feb. 27, 2024 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, or “our”) today reported net investment income of $23.9 million, or $0.44 per share, for the fourth quarter of 2023.

As of December 31, 2023, net asset value (NAV) was $18.09 per share, compared to $18.06 as of September 30, 2023.

In the fourth quarter of 2023, the Company returned to making quarterly, rather than monthly, distributions to shareholders and distributed $0.41 per share to shareholders on December 28, 2023. On February 27, 2024, the Board declared a quarterly distribution of $0.41 per share payable on March 28, 2024, to holders of record as of March 14, 2024.

“We are pleased to report a 7.3% increase year-over-year in our quarterly net investment income (NII) per share, which represents the fourth consecutive quarter of NII growth,” said Michael Gross, the Company’s Co-CEO. “Originations in 2023 represented a record high for SLRC. When coupled with record repayments for the year, our portfolio experienced healthy turnover and allowed us to take advantage of an attractive investment environment.”

“We believe our 2023 investments represent an attractive vintage and should produce strong risk-adjusted returns,” said Bruce Spohler, Co-CEO. “We were successful in further ramping the SLR Senior Lending Program, which contributed to an expansion in our NII. Additionally, we continue to believe the performance and financial condition of our portfolio companies remains solid, with credit quality metrics remaining strong as evidenced by the sequential increase in net asset value and low levels of non-accruals.”

FINANCIAL HIGHLIGHTS FOR QUARTER AND YEAR ENDED DECEMBER 31, 2023:

At December 31, 2023:

Net assets: $986.6 million | Net asset value per share: $18.09
Leverage: 1.19x net debt-to-equity

Operating Results for the Quarter Ended December 31, 2023:

Net investment income: $23.9 million | Net investment income per share: $0.44
Net realized and unrealized loss: $0.3 million | Net realized and unrealized loss per share: $0.01
Net increase in net assets from operations: $23.6 million | Net increase in net assets per share: $0.43

Operating Results for the Year Ended December 31, 2023:

Net investment income: $92.1 million | Net investment income per share: $1.69
Net realized and unrealized loss: $15.7 million | Net realized and unrealized loss per share: $0.29
Net increase in net assets from operations: $76.4 million | Net increase in net assets per share: $1.40

COMPREHENSIVE PORTFOLIO(1) HIGHLIGHTS AND ACTIVITY(2) FOR QUARTER AND YEAR ENDED DECEMBER 31, 2023:

At December 31, 2023:

Portfolio fair value: $3.1 billion
Number of unique issuers: approximately 790

For the Quarter Ended December 31, 2023:

Investments made during the quarter: $449.8 million
Investments prepaid and sold during the quarter: $462.1 million

For the Year Ended December 31, 2023:

Investments made during the year: $1,475.8 million
Investments prepaid and sold during the year: $1,343.7 million

(1) The Comprehensive Investment Portfolio for the quarter and year ended December 31, 2023 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio, Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, SLR Business Credit’s (“SLR-BC”) full portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) full portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH and SLR-EF.

(2) Comprehensive Portfolio Activity for the quarter and year ended December 31, 2023, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended December 31, 2023, SLRC had Comprehensive Portfolio originations of $449.8 million and repayments of $462.1 million across the Company’s four investment strategies:

For the Quarter Ended December 31, 2023 ($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$107.0	$150.4	$154.3	$38.1	$449.8
Repayments / Amortization	$185.0	$165.6	$105.8	$5.7	$462.1
Net Portfolio Activity	$(78.0)	$(15.2)	$48.5	$32.4	$(12.3)

During the year ended December 31, 2023, SLRC had Comprehensive Portfolio originations of $1,475.8 million and repayments of $1,343.7 million across the Company’s four investment strategies:

For the Year Ended December 31, 2023 ($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$452.2	$416.0	$525.5	$82.1	$1,475.8
Repayments / Amortization	$355.5	$467.8	$467.3	$53.1	$1,343.7
Net Portfolio Activity	$96.7	$(51.8)	$58.2	$29.0	$132.1

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in the SLR Senior Lending Program LLC attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.

Comprehensive Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 790 unique issuers, operating in over 110 industries, and resulting in an average exposure of $3.9 million or 0.1% per issuer. As of December 31, 2023, 99.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 97.7% is held in first lien senior secured loans. Second lien ABL exposure is 1.2% and second lien cash flow exposure is 0.3% of the Comprehensive Investment Portfolio at December 31, 2023.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of December 31, 2023 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments Cash Flow Loans (Sponsor Finance)(1)	$729.9	23.6%	11.9%
Asset-Based Loans(2)	$980.8	31.6%	14.5%
Equipment Financings(3)	$1,003.2	32.4%	8.1%
Life Science Loans	$359.2	11.6%	13.0%
Total Senior Secured Investments	$3,073.1	99.2%	11.6%
Equity and Equity-like Securities	$24.3	0.8%
Total Comprehensive Investment Portfolio	$3,097.4	100.0%
Floating Rate Investments(4)	$2,009.1	65.3%
First Lien Senior Secured Loans	$3,027.8	97.7%
Second Lien Senior Secured Cash Flow Loans	$7.8	0.3%
Second Lien Senior Secured Asset-Based Loans	$37.5	1.2%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ending on December 31, 2023 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ending on December 31, 2023 against the portfolio as of December 31, 2023, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2023.

SLR Investment Corp. Portfolio

Asset Quality

As of December 31, 2023, 99.6% of SLRC’s portfolio was performing on a fair value basis and 99.4% on a cost basis, with only one investment on non-accrual.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2023, the composition of our Investment Portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$674.6	31.3%
2	$1,422.6	66.0%
3	$49.8	2.3%
4	$7.8	0.4%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total ($mm)
12/31/2023	$22.9	$14.2	$9.7	$13.0	$59.8
% Contribution	38.2%	23.7%	16.3%	21.8%	100.0%

Investment Income Contribution by Asset Class(1) ($mm)
For the Year Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total ($mm)
12/31/2023	$85.9	$55.3	$38.1	$50.0	$229.3
% Contribution	37.5%	24.1%	16.6%	21.8%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of December 31, 2023, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $85.8 million of a total equity commitment of $100 million to SSLP. At year end, SSLP had total portfolio investments at fair value of $187.3 million, consisting of floating rate senior secured loans to 32 different borrowers and an average position of $5.9 million compared to portfolio investments of $133.6 million at fair value across 27 different borrowers at September 30, 2023. During the quarter ended December 31, 2023, the fair value of the SSLP portfolio increased by 40% based on new investments net of approximately $16.0 million of repayments, all at par. During the quarter, the SSLP credit facility was expanded to accommodate expected further growth to SSLP’s investment portfolio.

In Q4 2023, the Company earned $1.1 million from SSLP compared to earning $0.3 million in Q3 2023. We believe that once fully ramped the Company will earn above 10% of our equity investment in SSLP.

SLR Investment Corp.’s Results of Operations Year Over Year

Investment Income

For the fiscal years ended December 31, 2023, and 2022, gross investment income totaled $229.3 million and $177.5 million, respectively. The increase in gross investment income for the year was primarily due to net growth of the income producing portfolio as well as an increase in index rates.

Expenses

SLRC’s net expenses totaled $137.2 million and $101.1 million, respectively, for the fiscal years ended December 31, 2023, and 2022. The increase in expenses from 2022 to 2023 was primarily due to higher management fees, incentive fees, and interest expense on a larger portfolio. Additionally, there was an increase in index rates on borrowings.

Net Investment Income

SLRC’s net investment income totaled $92.1 million and $76.4 million, or $1.69 and $1.48, per average share, respectively, for the fiscal years ended December 31, 2023, and 2022.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal years ended December 31, 2023 and 2022 totaled $15.7 million and $58.0 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal years ended December 31, 2023, and 2022, the Company had a net increase in net assets resulting from operations of $76.4 million and $18.3 million, respectively. For the same periods, earnings per average share were $1.40 and $0.35, respectively.

Liquidity and Capital Resources

Credit Facilities and Available Capital

As of December 31, 2023, the Company had $613.2 million drawn on the $860 million of commitments that the Company has under its revolving credit facilities, $100 million of term loans, and $470 million of unsecured notes. Also as of December 31, 2023, including anticipated available credit facility capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $500 million of available capital.

Leverage

As of December 31, 2023, the Company’s net debt-to-equity was 1.19x, within the Company’s target range of 0.9x to 1.25x.

Unfunded Commitments

As of December 31, 2023, excluding commitments to SLR-CS, SLR-EF, SLR-HC ABL and SSLP, over which the Company controls such funding, the Company had unfunded commitments of approximately $193.8 million.

Subsequent Events

On February 27, 2024, the Board declared a quarterly distribution of $0.41 per share payable on March 28, 2024 to holders of record as of March 14, 2024.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, February 28, 2024. All interested parties may participate in the conference call by dialing (800) 445-7795 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9814. Participants should reference SLR Investment Corp. and Conference ID: SLRC4Q23. A telephone replay will be available until March 13, 2024 and can be accessed by dialing (800) 757-4761. International callers should dial (402) 220-7215. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, www.slrinvestmentcorp.com. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Supplemental Information of SLR Investment Corp.’s Results of Operations Quarter Over Quarter

Operating results:	Quarter Ended December 31, 2023 (unaudited)	Quarter Ended September 30, 2023 (unaudited)
Interest income	$45,488	$47,391
Dividend income	12,204	11,429
Other income	2,095	821
Total investment income	59,787	59,641
Management fee	8,026	8,051
Net Performance-based Incentive fee	5,865	5,621
Interest and other credit facility expenses	19,505	19,874
Administrative services expense	1,336	1,575
Other general and administrative expenses	1,146	1,161
Net expenses	35,878	36,282
Net investment income	$23,909	$23,359
Net realized and unrealized gains (losses)	(287)	3,588
Net increase in net assets resulting from operations	23,622	26,947
Net investment income per common share	$0.44	$0.43
Net realized and unrealized gains (losses) per common share	($0.01)	$0.07
Earnings per common share - basic and diluted	$0.43	$0.49

Financial Statements and Tables

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2023	December 31, 2022
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,260,205 and $1,312,701, respectively)	$1,271,442	$1,289,082
Companies 5% to 25% owned (cost: $60,064 and $0, respectively)	44,250	—
Companies more than 25% owned (cost: $870,128 and $821,886, respectively)	839,074	797,594
Cash	11,864	10,743
Cash equivalents (cost: $332,290 and $417,590, respectively)	332,290	417,590
Dividends receivable	11,768	11,192
Interest receivable	11,034	9,706
Receivable for investments sold	1,538	1,124
Prepaid expenses and other assets	608	664

Total assets	$2,523,868	$2,537,695

Liabilities
Debt ($1,183,250 and $1,093,200 face amounts, respectively, reported net of unamortized debt issuance costs of $5,473 and $7,202, respectively	$1,177,777	$1,085,998
Payable for investments and cash equivalents purchased	332,290	417,611
Distributions payable	—	7,481
Management fee payable	8,027	7,964
Performance-based incentive fee payable	5,864	5,422
Interest payable	7,535	7,943
Administrative services payable	1,969	1,488
Other liabilities and accrued expenses	3,767	4,057

Total liabilities	$1,537,229	$1,537,964

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,555,380 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,117,930	1,162,569
Accumulated distributable net loss	(131,837)	(163,384)

Total net assets	$986,639	$999,731

Net Asset Value Per Share	$18.09	$18.33

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year Ended December 31,

	2023	2022
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$163,589	$121,491
Companies 5% to 25% owned	2,058	—
Companies more than 25% owned	11,627	9,515
Dividends:
Companies more than 25% owned	45,986	44,383
Other income:
Companies less than 5% owned	5,802	2,116
Companies 5% to 25% owned	26	—
Companies more than 25% owned	224	—

Total investment income	$229,312	$177,505

EXPENSES:
Management fees	31,661	29,982
Performance-based incentive fees	22,898	15,097
Interest and other credit facility expenses	72,507	46,087
Administrative services expense	5,899	5,401
Other general and administrative expenses	4,756	6,099

Total expenses	137,721	102,666

Performance-based incentive fees waived	(500)	(1,527)

Net expenses	137,221	101,139

Net investment income	$92,091	$76,366

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized loss on investments and cash equivalents:
Companies less than 5% owned	$(27,602)	$(36,485)
Companies more than 25% owned	(381)	—

Net realized loss on investments and cash equivalents	(27,983)	(36,485)

Net change in unrealized gain (loss) on investments:
Companies less than 5% owned	20,425	(2,909)
Companies 5% to 25% owned	(1,384)	—
Companies more than 25% owned	(6,761)	(18,630)

Net change in unrealized gain (loss) on investments	12,280	(21,539)

Net realized and unrealized loss on investments and cash equivalents	(15,703)	(58,024)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$76,388	$18,342

EARNINGS PER SHARE	$1.40	$0.35

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: an increase in the size of SLRC’s income producing comprehensive portfolio; an increase in the size of SSLP’s investment portfolio; the expected dividend yield payable to SLRC from SSLP; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770